Exhibit 99

News Release For Immediate Release	For More Information: INVESTORS Jim Fanucchi Summit IR Group Inc. (408)404-5400 jim@summitirgroup.com

MEDIA Amanda Kohls Haberman & Associates, Inc. (612)338-3900 amanda@habermaninc.com

STELLENT APPOINTS DARIN MCAREAVEY TO CHIEF FINANCIAL OFFICER

EDEN PRAIRIE, MN, June 5, 2006 — Stellent, Inc. (Nasdaq: STEL), a global provider of content management solutions, announced today it has appointed Darin McAreavey, Stellent’s corporate controller since 2004, to the position of chief financial officer (CFO). McAreavey replaces Gregg Waldon, who has resigned to pursue another opportunity within the industry.

McAreavey’s career consists of more than 15 years of corporate finance and accounting management experience in the high tech and consulting industries, including four years in public accounting – two of which were spent with KPMG LLP. Immediately prior to Stellent, he served in senior accounting and financial management positions with Computer Network Technology, a leader in the WAN extension/networking space that was acquired by McData in 2005. McAreavey holds a master of business administration degree in finance from the University of St. Thomas, and a bachelor of science degree in accounting from the University of South Dakota.

“We are impressed with the leadership, financial expertise and attention to detail Darin has shown since joining Stellent two years ago, and believe his transition to CFO will provide Stellent with strong continuity,” said Robert Olson, president and chief executive officer for Stellent. “We look forward to further tapping Darin’s experience in financial and strategic business planning as we continue to lead Stellent toward new levels of growth.”

“On behalf of everyone at Stellent, I thank Gregg for his many years of outstanding service to the company and wish him well in his future endeavors,” said Olson.

About Stellent, Inc.

Stellent, Inc. (www.stellent.com) is a global provider of content management software solutions that drive rapid success for customers by enabling fast implementations and generating quick, broad user adoption. With Stellent Universal Content Management, customers can easily deploy multiple line-of-business applications — such as public Web sites, secure intranets and extranets, compliance processes, and marketing brand management — and also scale the technology to support multi-site management and enterprise-wide content management needs.

More than 4,500 customers worldwide — including Procter & Gamble, Merrill Lynch, Los Angeles County, The Home Depot, British Red Cross, ING, Vodafone, Georgia Pacific, Bayer Corp., Coca-Cola FEMSA and Genzyme Corp. — have selected Stellent solutions to power their content-centric business applications. Stellent is headquartered in Eden Prairie, Minn. and maintains offices throughout the United States, Europe and Asia-Pacific.

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Any forward-looking statements in this release, including, without limitation, statements regarding new levels of growth, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties including, without limitation, risks of intellectual property litigation, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally and in the enterprise content management and unstructured information management markets specifically, risks associated with competition and competitive pricing pressures, risks associated with foreign sales and higher customer concentration and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

Stellent and the Stellent logo are registered trademarks or trademarks of Stellent, Inc. in the USA and other countries. Outside In and Quick View Plus are registered trademarks of Stellent Chicago, Inc. in the USA and other countries. All other trade names are the property of their respective owner.